UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300
Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 7, 2012, the Board of Directors of RigNet, Inc. (the “Company”) unanimously voted to increase the size of its board to ten members and, upon recommendation of the Corporate Governance and Nominating Committee, elected Kevin C. Mulloy as a director, effective March 8, 2012.

As a director, Mr. Mulloy will participate in the standard non-employee director compensation arrangements described on pages 10 through 11 of the Company’s 2011 Proxy Statement, filed with the Securities and Exchange Commission on March 31, 2011.

A copy of the press release in which his election was announced is furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events

On March 7, 2012, the Board of Directors of the Company also unanimously voted to elect current director James Browning to serve as Co-Chairman of the Board of Directors until the 2012 annual meeting of stockholders. Mr. Browning will serve as Co-Chairman with Tom Matthews, the current Chairman of the Board, who has decided not to stand for re-election.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release dated March 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ MARTIN L. JIMMERSON, JR.
Martin L. Jimmerson, Jr.
Chief Financial Officer

Dated: March 8, 2012

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press Release dated March 8, 2012.